EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following documents of our reports dated March 30, 2011, relating to the consolidated financial statements of Big Lots, Inc. and subsidiaries (the “Company”), and the effectiveness of the Company's internal control over financial reporting, appearing in this Annual Report on Form 10-K of the Company for the year ended January 29, 2011.

1)	Post-Effective Amendment No. 1 to Registration Statement No. 33-42502 on Form S-8 pertaining to Big Lots, Inc. Director Stock Option Plan;

2)	Post-Effective Amendment No. 1 to Registration Statement No. 33-42692 on Form S-8 pertaining to Big Lots, Inc. Supplemental Savings Plan;

3)	Post-Effective Amendment No. 2 to Registration Statement No. 33-19309 on Form S-8 pertaining to Big Lots, Inc. Savings Plan;

4)	Post-Effective Amendment No. 1 to Registration Statement No. 333-32063 on Form S-8 pertaining to Big Lots, Inc. 1996 Performance Incentive Plan;

5)	Registration Statement No. 333-140181 on Form S-8 pertaining to the Big Lots 2005 Long-Term Incentive Plan;

6)	Registration Statement No. 333-152481 on Form S-8 pertaining to the Big Lots 2005 Long-Term Incentive Plan; and

7)	Registration Statement No. 333-172592 on Form S-8 pertaining to the Big Lots 2005 Long-Term Incentive Plan.

/s/ DELOITTE & TOUCHE LLP

Dayton, Ohio
March 30, 2011